SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

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[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Office Depot, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X] No fee required.

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AMENDED NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

This amended Notice Of Annual Meeting replaces the original Notice, filed with the Registrant’s Definitive Proxy Statement on Schedule 14A, due to a typographical error that occurred in the process of converting the document to EDGAR format. The typographical error does not appear in printed versions of the Proxy Statement.

OFFICE DEPOT, INC.
2200 OLD GERMANTOWN ROAD
DELRAY BEACH, FLORIDA 33445

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE	Friday, May 14, 2004

TIME	10:00 a.m. Local Time

LOCATION	Renaissance Boca Hotel 2000 N.W. 19th Street Boca Raton, FL 33431-7362 (561) 368-5252

ITEMS OF BUSINESS	1. To elect twelve (12) members of the Board of Directors for the term described in this proxy statement;

2. To request that our shareholders approve an increase of Fifteen million shares to the shares available for grants and awards under our Long Term Equity Incentive Plan (“Stock Option Plan”);

3. To ratify our Audit Committee’s appointment of Deloitte & Touche LLP as independent public accountants for the term described in this proxy statement;

4. To transact any other business that may properly come before the meeting.

RECORD DATE	You must own shares of Office Depot common stock as of the close of business on March 10, 2004 (the “Record Date”) to attend and vote at our Annual Meeting and any adjournment thereof.

ANNUAL REPORT	Our 2003 Annual Report is enclosed with these proxy materials.

By order of the Board of Directors,

David C. Fannin
Executive Vice President, General Counsel &
Corporate Secretary

Delray Beach, Florida; April 1, 2004

Please note that for security reasons, we will require that you present the admission ticket included with this proxy statement. We will require positive picture identification from all attendees at our Annual Meeting. We reserve the right to exclude any person whose name does not appear on our official shareholder list as of our record date of March 10, 2004. If you hold shares in “street name” and do not have a ticket, please bring a letter from your stockbroker, or a current brokerage statement, to indicate that the broker is holding shares for your benefit. We also reserve the right to request any person to leave the Annual Meeting who is disruptive, refuses to follow the rules established for the meeting or for any other reason. Cameras, recording devices and other electronic devices, signs and placards will NOT be permitted at the meeting.